                                                                  Exhibit 3.2

                                     BYLAWS

                                       of

                          ARBOR NATIONAL HOLDINGS, INC.

                   a New York corporation (the "Corporation")

                               ARTICLE I - OFFICES

     Section 1.1. Location. The address of the principal office of the Corporation shall be in the city, incorporated village or town and the county within the State of New York shall be as specified in the Certificate of Incorporation or, if subsequently changed, as specified in the most recent certificate of change filed pursuant to law. The Corporation may also have other offices at such places within or without the State of New York as the Board of Directors may from time to time designate or the business of the Corporation may require.

     Section 1.2. Additional Offices. The Corporation may also have offices at such places within or without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                      ARTICLE II - MEETINGS OF SHAREHOLDERS

     Section 2.1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the principal office of the Corporation in New York State, or at such other place within or without the State of New York as the Board of Directors may fix, at 10 o'clock A.M. on the 3rd Wednesday in April of each year commencing with the year 1999, but if such a date is a legal holiday, then on the next succeeding business day, or may be held by telephone conference or other similar means, or by written consent. At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the directors, or (b) by any shareholder of the Corporation, permitted by law to bring such proposal, and who complies with the notice procedures set forth in Section 2.8 of the Bylaws of the Corporation. Notwithstanding anything to the contrary contained in this
Section 2.1, no amendment, repeal, or provisions inconsistent with the provisions of this Section 2.1 or related provision in the Certificate of Incorporation of the Corporation shall be adopted unless it is approved by the vote of not less than seventy-five percent of the votes entitled to be cast in an election of directors.

     Section 2.2. Special Meetings. Special meetings of shareholders, unless otherwise prescribed by law, may be called at any time by the President or at the request of any three directors. Special meetings of shareholders shall be held at such place within or without the State of New York as shall be designated in the notice of meeting, or may be held by telephone conference or other similar means, or by written consent. At any special meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice requirements provided for in Sections 2.3 and 2.8 of these Bylaws of the Corporation, and is proposed in accordance with such provisions.

     Section 2.3 Notice of Meetings. Written notice of each annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour of the meeting, and, in the case of a special meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting and stating the purpose or purposes for which the meeting is called, shall be given personally or by first class mail to each shareholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to such shareholders at his address as it appears on the record of shareholders of the Corporation or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. An affidavit of the Secretary or other person giving the notice or the transfer agent of the Corporation that notice has been given shall be evidence of the facts stated therein.

     Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     When a meeting is adjourned to another time or place, it shall not be necessary, unless the Bylaws require otherwise, to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided for in this Section 2.3 of these Bylaws.

     Section 2.4. Quorum. Unless otherwise prescribed by law or by the Certificate of Incorporation or these Bylaws, the holders of record of at least a majority of the votes of shares of capital stock entitled to vote or act at such meeting shall be necessary to and shall constitute a quorum for the transaction of any business at all meetings of the shareholders; provided, however, that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the votes of shares of such class or series issued and outstanding and entitled to vote thereat shall constitute a quorum for other transaction of such specified item of business. If a quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2.5. Voting. (a) At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy. Each shareholder shall have one (1) vote for each share of stock having voting power which is registered in his name on the books of the Corporation, unless otherwise provided in the Certificate of Incorporation or any Certificate of Amendment filed by the Board pursuant to Section 805 of the New York Business Corporation Law ("NYBCL"). Except where another date shall have been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock shall be voted at any election of directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors.

     (b) Unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws, all elections of directors shall be decided by a plurality of the votes cast, and all other matters shall be decided by a majority of the votes cast.

     Section 2.6. Proxies. A proxy may be executed in the manner provided in
Section 609 of the NYBCL. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.

     Section 2.7. Action by Consent of Shareholders. Unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws, whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Notwithstanding anything to the contrary contained in this
Section 2.7, no amendment, repeal, or provisions inconsistent with the provisions of this Section 2.7 or related provision in the Certificate of Incorporation of the Corporation shall be adopted unless it is approved by the vote of the holders of not less than seventy-five percent of all outstanding shares entitled to vote in an election of directors.

     Section 2.8. Advance Notice of Proposed Shareholder Nominations. Advance notice of proposed shareholder nominations for the election of directors (other than by the Board of Directors) and any proposals to be brought at a meeting of shareholders (other than by the Board of Directors) must be given to the Company not less than 120 days before the date of the proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, in the case of an annual meeting to elect directors or, in the case of other proposals, not less than 120 days before a proxy solicitation is made with respect to such proposal. Notwithstanding anything to the contrary contained in this Section 2.8, no amendment, repeal, or provisions inconsistent with the provisions of this Section 2.8 or related provision in the Certificate of Incorporation of the Corporation shall be adopted unless it is approved by the vote of the holders not less than seventy-five percent of all outstanding shares entitled to vote in an election of directors.

                        ARTICLE III - BOARD OF DIRECTORS

     Section 3.1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these Bylaws.

     Section 3.2. Number of Directors. The Board of Directors of the Corporation shall consist of initially five members; the exact number of directors which shall constitute the whole Board of Directors ("Whole Board") shall be fixed, increased or decreased from time to time by resolution adopted by two-thirds of the number of directors then in office (any vacancies shall not be counted for this purpose).

     Section 3.3. Qualification. Directors need not be shareholders of the Corporation.

     Section 3.4. Election. Unless otherwise provided by law or the Certificate of Incorporation or these Bylaws, after the first meeting of the Corporation at which directors are elected, directors of the Corporation (except directors appointed to fill vacancies) shall be elected in each year at the annual meeting of shareholders. The voting on directors at any such meeting need not be by written ballot unless otherwise so requested by any shareholder.

     Section 3.5. Term. Each director shall hold office until his successor is duly elected and qualified, except in the event of the earlier termination of his term of office by reason of death, resignation, removal or other reason.

     Section 3.6. Resignation and Removal. Any director may resign at any time upon written notice to the Board of Directors, the President or the Secretary. The shareholders may remove from office any director with or without cause.

     Section 3.7. Vacancies. Unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws, if any vacancies occur in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any Director with or without cause, or if any new directorships are created, all of the directors then in office, although less than a quorum, may, by majority vote, choose a successor or successors, or fill the newly created directorships, and the directors so chosen shall hold office until the next annual meeting of the shareholders and until their successors shall be duly elected and qualified, unless sooner displaced; provided, however, that if in the event of any such vacancy, the directors remaining in office shall be unable, by majority vote, to fill such vacancy within thirty
(30) days of the occurrence thereof, the President or the Secretary may call a special meeting of the shareholders at which such vacancy shall be filled. In the event of any vacancy created by removal from office of any Director without cause, such special meeting of the shareholders shall be so called within thirty (30) days of the occurrence thereof, at which meeting such vacancy may be filled.

     Section 3.8. Quorum and Voting. Unless the Certificate of Incorporation or these By laws provides otherwise, at all meetings of the Board of Directors a majority of the Whole Board shall constitute a quorum for the transaction of business. A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction.

     If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors.

     Unless otherwise provided in these Bylaws, the Certificate of Incorporation or an agreement or resolution signed or adopted by the shareholders, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 3.9. Regulations. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of New York as the Board of Directors may from time to time determine. A member of the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent Certified Public Accountant or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors or in relying in good faith upon other records of the Corporation.

     Section 3.10. Annual Meeting of Board of Directors. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of shareholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise such annual meeting shall be held at such time (not more than thirty days after the annual meeting of shareholders) and place as may be specified in a notice of the meeting.

     Section 3.11. Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of New York, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

     Section 3.12 Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the President, and shall be called by the President or the Secretary upon the written request of the Chairman or any two directors. Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place and purpose of such special meeting, shall be given to each director.

     Section 3.13. Notice of Meetings. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a director (i) if mailed to such director, addressed to him at his address as it appears upon the books of the Corporation or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least five days before the day on which such meeting is to be held,
(ii) if sent to him at such address by telecopier, telex or telegraph, not later than the day before the day on which such meeting is to be held or
(iii) if delivered to him personally or orally, by telephone or otherwise, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and the purposes thereof.

     Notice of any meeting of the Board of Directors need not be given to any director if waived by him in writing (or by telecopier, telex or telegram and confirmed in writing) whether before or after the holding of such meeting or if such director is present at such meeting. Any meeting of the Board of Directors shall be a duly constituted meeting without any notice thereof having been given if all directors then in office shall be present thereat.

     Section 3.14. Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

     Except as herein provided, vacancies in membership of any committee shall be filled by the vote of the majority of remaining directors, even if less than a quorum. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the Board of Directors then in office (not counting vacancies), subject, however, to the removal from office with or without cause by the shareholders of the Corporation or by the act of the Board.

     Section 3.15. Powers and Duties of Committees. Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, amending or repealing of the Bylaws, or the adoption of new Bylaws, filling of vacancies in the Board of Directors or any committee, submission to shareholders of any action that requires shareholders' approval under the NYBCL, the Certificate of Incorporation or these Bylaws, the fixing of compensation of the directors for serving on the board of directors or any committee thereof, or any other action prohibited by ss.712 of the NYBCL, as same may be amended.

     Section 3.16. Compensation of Directors. The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to directors and to members of any committee of the Board of Directors for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.

     Section 3.17. Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

     Section 3.18. Action by Conference Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.
Participation by such means shall constitute presence in person at a meeting.

     Section 3.19. Contracts. No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such contract is approved in the manner provided in the NYBCL, as amended, including, if applicable, Sections 505, 713 or 714 thereof. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

                              ARTICLE IV - OFFICERS

     Section 4.1. Principal Officers. The principal officers of the Corporation shall be elected by the Board of Directors and shall include a Chief Executive Officer, and a Secretary and may, at the discretion of the Board of Directors, also include a President, one or more Vice Presidents, a Treasurer and a Controller. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, one person may hold the offices and perform the duties of any two or more of said principal offices. The Chief Executive Officer shall also be the Chairman of the Board of Directors.

     Section 4.2. Election of Principal Officers; Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at each annual meeting of the Board of Directors. Failure to elect annually any principal officer shall not dissolve the Corporation. If the Board of Directors shall fail to fill any principal office at an annual meeting, if any vacancy in any principal office shall occur or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors. Each principal officer shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

     Section 4.3. Subordinate Officers, Agents and Employees. In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries, Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board of Directors, the Chief Executive Officer or any officer designated by the Board of Directors may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.

     Section 4.4. Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any director for a specified period of time for any reason that the Board of Directors may deem sufficient.

     Section 4.5. Removal of Officers. Any officer of the Corporation may be removed with or without cause by the Chief Executive Officer or by resolution adopted by the directors.

     Section 4.6. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors, and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.

     Section 4.7. Resignations. Any officer may resign at any time by giving written notice of resignation to the Board of Directors or to the Chief Executive Officer. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, subject to the terms of any employment agreement with such officer. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

     Section 4.8. Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders and of the Board of Directors at which he is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

     Section 4.9. Chief Executive Officer. The Chief Executive Officer (if a different person than the Chairman of the Board) shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. The Chief Executive Officer of the Corporation shall have general supervision over the business of the Corporation. The Chief Executive Officer shall have all powers and duties usually incident to the office of the Chief Executive Officer except as specifically limited by a resolution of the Board of Directors. The President shall report to the Chief Executive Officer.

     Section 4.9A The President. The President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

     Section 4.10. Vice President. In the absence or disability of the Chief Executive Officer or if the office of Chief Executive Officer be vacant, then in the absence or disability of the President, or if the office of the President be vacant, the Vice Presidents, in the order determined by the Board of Directors, or if no such determination has been made, in the order of their seniority, shall perform the duties and exercise the powers of the Chief Executive Officer, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designation in his title as the Board of Directors may determine. The Vice Presidents shall generally assist the Chief Executive Officer in such manner as the Chief Executive Officer shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

     Section 4.11. Secretary. The Secretary shall act as Secretary of all meetings of shareholders and of the Board of Directors at which he is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation and shall have supervision over the care and custody of the records and seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

     Section 4.12. The Assistant Secretary. During the absence or disability of the Secretary, any Assistant Secretary, or if there be more than one, the one so designated by the Secretary or by the Board of Directors, shall have all the powers and functions of the Secretary.

     Section 4.13. Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall cause the funds and other valuable effects, and shall keep full and accurate accounts of the Corporation to be deposited in the name of the Corporation in such banks or other depositaries as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

     Section 4.14. The Assistant Treasurer. During the absence or disability of the Treasurer, any Assistant Treasurer, or if there be more than one, the one so designated by the Treasurer or by the Board of Directors, shall have all the powers and functions of the Treasurer.

     Section 4.15. Controller. The Controller shall be the chief accounting officer of the Corporation and shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions. The Controller shall have all powers and duties usually incident to the office of Controller except as specifically limited by a resolution of the Board of Directors. The Controller shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

     Section 4.16. Bond. In case the Board of Directors shall so require, any officer or agent of the Corporation shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                            ARTICLE V - CAPITAL STOCK

     Section 5.1. Issuance of Certificates for Stock. Each shareholder of the Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors certifying the number of shares of capital stock of the Corporation owned by such shareholder.

     Section 5.2. Signatures on Stock Certificates. Certificates for shares of capital stock of the Corporation shall be signed by, or in the name of the Corporation by, the Chairman of the

Board, the President or a Vice President and by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer, transfer agent or registrar at the date of issue.

     Section 5.3. Stock Ledger. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer clerk or transfer agent appointed pursuant to Section 5.4 of these Bylaws. Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate and in case of certificates which have been canceled the dates of cancellation thereof.

     The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof.

     Section 5.4. Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these Bylaws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

     Section 5.5. Transfers. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder's attorney lawfully constituted in writing,
(ii) the certificate for the shares of capital stock being transferred (except as provided in Section 5.7 of these Bylaws) and (iii) a written assignment of the shares of capital stock evidenced thereby.

     Section 5.6. Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7 of these Bylaws) until such existing certificate shall have been cancelled.

     Section 5.7. Lost, Destroyed, Stolen and Mutilated Certificates. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost or destroyed certificate or his representatives to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

     Section 5.8. Fixing of Record Dates. (a) The Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of shareholders nor more than sixty days prior to any other action, for the purpose of determining shareholders entitled to notice of or to vote at such meeting of shareholders or any adjournment thereof, to express consent or dissent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

         (b) If no record date is fixed by the Board of Directors:

         (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived at the close of business on the day next preceding the day on which the meeting is held;

         (ii) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary shall be the day on which the first consent is expressed; and

         (iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided that the Board of

Directors may fix a new record date for the adjourned meeting.

                          ARTICLE VI - INDEMNIFICATION

    Section 6.1. Indemnification of Directors and Officers. Any person made or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any person served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate is or was a Director or Officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, shall be indemnified by the Corporation against the judgment, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) actually and necessarily incurred by him as a result of such action or proceeding, or any appeal therein, to the full extent permissible under Sections 722-725 of the NYBCL. Insurance may be purchased by the Corporation to satisfy its indemnification obligations, to the extent provided in Section 726 of the NYBCL, as the same may be amended.

    Section 6.2. Contract of Indemnification. The provisions of Section 1 of this Article VI of the Bylaws shall be deemed a contract between the Corporation and each Director and officer who serves in such capacity at any time while Section 1 hereof and the relevant provisions of the NYBCL and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

    Section 6.3. Nonexclusivity of Statutory Provisions for Indemnification of Directors and Officers. The indemnification and advancement of expenses granted pursuant to, or provided by, this Article VI and the relevant provisions of the NYBCL and other applicable law, if any, shall not be deemed exclusive of any other rights to which a Director or Officer seeking indemnification or advancement of expenses may be entitled by a resolution of shareholders, a resolution of directors, or an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any Director or Officer if a judgment or other final adjudication adverse to the Director or Officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

    Section 6.4. Advancement of Expenses. All expenses incurred in defending a civil or criminal action or proceeding may be paid in advance by the Corporation of the final disposition of such action or proceeding upon receipt of an undertaking to repay such amount as, and to the extent, required by Section 725(a) of the NYBCL.

    Section 6.5. Indemnification of other Persons. The Board, in its discretion, shall have power on behalf of the Corporation to indemnify any person, other than a Director or officer, made a party to any action or proceeding by reason of the fact that he, his testator or intestate, is or was an employee of the Corporation.

                     ARTICLE VII - MISCELLANEOUS PROVISIONS

    Section 7.1. Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation in the circumference and the words and figures "Corporate Seal - 1998 New York" in the center. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors may determine.

    Section 7.2. Fiscal Year. The fiscal year of the Corporation shall be from the 1st day of January to the 31st day of December, inclusive, in each year, or such other twelve consecutive months as the Board of Directors may designate.

    Section 7.3. Waiver of Notice. Whenever any notice is required to be given under any provision of law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

    Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

    Section 7.4. Execution of Instruments, Contracts, etc. (a) All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons as the Board of Directors may from time to time designate.

         (b) Except as otherwise provided by law or these Bylaws, the Board of Directors, any committee given specific authority in the premises by the Board of Directors or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

         (c) All applications, written instruments and papers required by or filed with any department of the United States Government or any state, county, municipal or other governmental official or authority may if permitted by applicable law be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.

                            ARTICLE VIII - AMENDMENTS

    Section 8.1. Adoption; Amendment; Repeal. These Bylaws may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors, or by action of a majority of the Board of Directors present at a meeting at which a quorum is present or by unanimous written consent of the Directors. Any Bylaws adopted, amended or repealed by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as herein provided.